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EXHIBIT 1.1

Wellbrook Properties, Inc.

2,000,000 shares of Common Stock

SALES AGENCY AGREEMENT

Date:            , 2004

Ladies and Gentlemen:

        Wellbrook Properties, Inc., a Georgia corporation ("the Company"), hereby confirms its respective agreements with                        ("Agent"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

        1.    Introduction.

        The Company desires to offer up to 2,000,000 shares of its common stock (the "Shares") in an offering (the "Offering") on Form S-11 under the Securities Act of 1933, as amended (the "1933 Act"). The Company has been advised by Agent that it desires to use its best efforts to assist the Company with its sale of the Shares in the Offering as described in the Prospectus attached hereto as Exhibit "A" and made a part hereof.

        2.    Representations and Warranties of the Company.    The Company represents and warrants to Agent that:

          (a)   The Company has filed with the Commission a Registration Statement on Form S-11, including exhibits and all amendments and supplements thereto (No. 333-            ), including the Prospectus, for the registration of the Shares under the 1933 Act. Such Registration Statement has been registered under the 1933 Act and no proceedings therefor have been initiated or, to the best of the Company's knowledge, threatened by the Commission (provided that for this purpose the Company shall not regard any such proceeding as "threatened" unless the Commission has manifested to the management of the Company, or to its counsel, a present intention to initiate such proceeding). Such Registration Statement, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the Registration Statement becomes effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, is herein called the "Registration Statement;" and the Prospectus, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the Registration Statement becomes effective is herein called the "Prospectus," and shall include any amendments or supplements thereto from and after their dates of registration or use, respectively.

          (b)   As of the date of the Prospectus (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied and will comply in all material respects with the 1933 Act, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company relating to Agent by or on behalf of Agent expressly for use in the Registration Statement or the Prospectus.

          (c)   The Company is duly organized as a business corporation under the laws of the State of Georgia, and is validly existing under the laws of the State of Georgia with full power and authority to own its property and conduct its business as described in the Prospectus.

          (d)   The Company has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as being owned by the Company, free and clear of all material liens, charges, encumbrances or restrictions, except as are described in the Prospectus; and all of the leases and subleases of the Company under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

          (e)   The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of the Company, and this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Section 8 hereof may be unenforceable as against public policy).

          (f)    There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its assets except as required to be disclosed in the Prospectus. Any litigation or governmental proceeding is not considered "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company, or to their counsel, a present intention to initiate such litigation or proceeding.

          (g)   The Company has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares to be sold by it as provided herein.

          (h)   The financial statements of the Company which are included in the Registration Statement and are part of the Prospectus fairly present the financial condition, results of operations, retained earnings and cash flows of the Company at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with applicable accounting requirements of the regulations promulgated under the 1933 Act (the "1933 Act Regulations"). Such financial statements have been prepared according to generally accepted accounting principles consistently applied throughout the periods involved except as noted therein. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

          (i)    There has been no material adverse change with respect to the condition (financial or otherwise) results of operations, business, assets or properties of the Company since the latest date as of which such condition or the latest period for which such operations is set forth in the Prospectus except as referred to therein; and the capitalization, assets, properties and businesses of the Company conform in all material respects to the descriptions thereof contained in the Prospectus as of the date specified and, since such date, there has been no material adverse effect on the Company. The Company does not have any contingent liabilities, except as set forth in the Prospectus.

          (j)    No default exists, and, to the knowledge of the Company, no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company, in the due performance and observance of any material term, covenant or condition of any agreement which would result in a material adverse effect on the Company; said agreements are in full force and effect; and no other party to any such agreement has instituted or, to the knowledge of the

  Company, threatened any action or proceeding wherein the Company would be alleged to be in default thereunder.

          (k)   The Company is not in violation of its Articles of Incorporation or Bylaws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness. The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the Articles of Incorporation or Bylaws of the Company or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) in any material respects under, any agreement, indenture or other instrument by which the Company is bound, or under any governmental license or permit or any law, administrative regulation, authorization, approval, order, court decree, injunction or order, except as may be required under the blue sky laws and regulations (collectively, the "Blue Sky Laws") of various jurisdictions.

          (l)    Subsequent to the respective dates as of which information is given in the Prospectus and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, the Company has not issued any securities or incurred any liabilities or obligations, direct or contingent, for borrowed money, or entered into any transaction which is material in light of the businesses and properties of the Company other than in the normal course of business.

          (m)  No approval of any regulatory, supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except as may be required by the Commission and under the Blue Sky Laws of various jurisdictions.

          (n)   All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission.

          (o)   Robert N. Clemons, CPA, PA, who has opined upon the financial statements of the Company included in the Prospectus, is, and was during the periods covered in its report in the Prospectus, an independent public accountant with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants and 12 C.F.R. 571.2(c)(3).

          (p)   The Company has not made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

          (q)   All documents delivered by the Company in connection with the issuance and sale of the Shares, except for those documents that were prepared by parties other than the Company were on the dates on which they were delivered, true, complete and correct.

        3.    Representations and Warranties of Agent.    Agent represents and warrants to the Company that:

          (a)   Agent is registered as a broker-dealer with the Commission and is a member of the NASD, and is in good standing with the Commission and the NASD.

          (b)   Agent is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company hereunder.

          (c)   The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Agent, and this Agreement is a legal valid and binding obligation of Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Section 8 hereof may be unenforceable as against public policy).

          (d)   Agent and each of its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Agent, shall be duly authorized, and shall have all licenses, approvals and permits necessary, to perform its services hereunder; and Agent is a registered selling agent in the jurisdictions in which the Shares are to be offered for sale and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares.

          (e)   The execution and delivery of this Agreement by Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate Charter or Bylaws of Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

          (f)    Any funds received by Agent to purchase shares of the Shares will be handled in accordance with Rule 15c2-4 under the 1934 Act.

          (g)   There is not now pending nor, to Agent's knowledge, threatened against Agent any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Agent's activities as a broker-dealer.

        4.    Employment of Agent; Sale and Delivery of the Shares.

          (a)   On the basis of the representations and warranties herein but subject to the terms and conditions set forth in this Section 4, the Company hereby employs Agent as its agent to use its best efforts in assisting the Company with the Company's sale of the Shares in the Offering as described in the Prospectus attached hereto as Exhibit "A" and made a part hereof. The employment of Agent hereunder shall terminate upon completion of the Offering.

          (b)   In assisting the Company with the Company's sale of the Shares in the Offering, Agent shall use the form of Subscription Agreement attached hereto as Exhibit B and made a part hereof by this reference. With respect to each investor, Agent shall obtain the investor's signature on the Subscription Agreement, shall sign the Subscription Agreement itself, and shall properly deliver, by noon of the next day after receipt, all monies received by it from such investor for the payment of the Shares, together with such fully executed Subscription Agreement, to Transfer Online, Inc., as transfer agent. All checks and other payments shall be made payable to "American Pacific Bank, f/b/o Wellbrook Properties, Inc. escrow." The address for Transfer Online, Inc. is 317 SW Alder Street, Suite 200, Portland, Oregon, 97204, fax (503) 227-6874. Notwithstanding the above, after the escrow agent has received $2,500,000 in deposited funds (the "Minimum Offering"), Agent shall thereafter deliver the monies received by it from such investor for the payment of the Shares, together with such fully executed Subscription Agreement, directly to the Company, and all checks and other payments shall be made payable to the Company.

          (c)   Agent shall receive, as compensation for its services hereunder, a commission equal to seven percent (7%) of the aggregate dollar amount of Shares sold by Agent in the Offering; provided, however, that Agent shall not receive any compensation if the Offering is terminated before the escrow agent has received the Minimum Offering.

          (d)   Upon and after receipt by the escrow agent of the Minimum Offering, the Company shall forward commissions by check to Agent within five (5) business days of the Company's receipt of an invoice from that Agent. The Company shall pay all transfer taxes with respect to the sale of the Shares. The Company shall pay all expenses of the Company relating to any required Blue Sky Laws or other state securities laws, research and filings.

        5.    Offering.    Subject to the provisions of Section 7 hereof, Agent is assisting the Company on a best efforts basis in offering up to 2,000,000 Shares in the Offering. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

        6.    Further Agreements.    The Company covenants and agrees that:

          (a)   The Company shall deliver to Agent, from time to time, such number of copies of the Prospectus as Agent reasonably may request. The Company authorizes Agent to use the Prospectus in connection with the offer and sale of the Shares.

          (b)   The Company shall notify Agent promptly, and confirm the notice in writing, (i) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose, (ii) of the receipt of any notice with respect to the suspension of the registration of the Shares for offering or sale in any jurisdiction, and (iii) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement, the Company will make every reasonable effort to obtain the lifting of such order(s) as soon as possible.

          (c)   During the time when the Prospectus is required to be delivered under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act, as now in effect and hereafter amended, and by the 1933 Act Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings with the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is used in connection with the offer and sale of the Shares any event relating to or affecting the Company shall occur as a result of which it is necessary, in the opinion of both counsel for Agent and counsel for the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Agent a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance reasonably satisfactory to counsel for Agent) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus as to which Agent has not first been furnished a copy or to which Agent shall reasonably object after having been furnished such copy. For the purposes of this subsection (c) the Company shall furnish such information with respect to itself as Agent from time to time may reasonably request.

          (d)   The Company shall take all necessary action and furnish to counsel for the Company such information as may be required to qualify or register the Shares for offer and sale by the Company under the Blue Sky Laws of such jurisdictions as Agent and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such registration shall be effected, the Company, unless Agent agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws or regulations of such jurisdiction.

          (e)   For three (3) years after the date of this Agreement, the Company shall furnish Agent, (i) as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish Agent a copy of each report mailed to shareholders, (ii) at least twenty-four (24) hours prior to dissemination to shareholders, a facsimile of any letter, notice or other similar communication to shareholders, provided that the foregoing in no way obligates the Company to await Agent approval of such letter, notice or similar communication prior to dissemination, and (iii) from time to time, such other public information concerning the Company as Agent may reasonably request.

          (f)    The Company shall use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

          (g)   The Company shall not deliver the Shares until it has satisfied all conditions set forth in Section 7 hereof, unless any such condition is waived in writing by Agent.

          (h)   The Company will take such actions and furnish such information as are reasonably requested by Agent in order for Agent to ensure compliance with any NASD requests.

          (i)    The terms and conditions provided to Agent by the Company hereunder are at least as favorable as those offered to any other selected dealer of the Company in connection with this Offering and will remain so during the term of this Agreement.

        7.    Conditions of Agent's Obligations.    Except as may be waived in writing by Agent, the obligations of Agent as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof, to the accuracy of the statements of officers and directors of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following conditions:

          (a)   Counsel for Agent shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Agent, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company regarding the authorization of this Agreement and the transactions contemplated hereby.

          (b)   Upon the completion of the Offering, in the reasonable opinion of the Company, (i) there shall have been no material adverse change in the condition or affairs, financial or otherwise, of the Company from that as of the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transactions entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Prospectus other than transactions referred to or contemplated therein and transactions by the Company in the ordinary course of business; (iii) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or to the Company's best knowledge threatened against the Company or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would result in a material adverse effect on the Company; and (iv) the Shares shall have been registered or registered for offering and sale by the Company under the Blue Sky Laws of such jurisdictions as selected by the Company.

          (c)   Upon the completion of the Offering, upon request, Agent shall receive a certificate of the President of the Company, dated as of the completion date of the Offering, that states: (i) the President has carefully examined the Prospectus and it does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Prospectus became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any event that has or may have a material adverse effect on the

  Company, and the conditions set forth in clauses (ii) and (iii) of subsection (c) of this Section 7 have been satisfied; (iii) no order has been issued by the Commission to suspend the Offering or the effectiveness of the Prospectus and, to the best knowledge of such officers, no action for such purposes has been instituted or threatened by the Commission; and, (iv) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the date of the completion of the Offering.

          (d)   Upon the completion of the Offering, Agent shall receive, among other documents, upon request, (i) a copy of the order of the Commission declaring the Registration Statement registered; (ii) a copy of the letter from the Georgia Secretary of State evidencing the existence of the Company; (iii) a copy of the Company's certificate of incorporation certified by the Georgia Secretary of State.

        Any certificates signed by an officer or director of the Company and delivered to Agent or to counsel for Agent shall be deemed a representation and warranty by the Company to Agent as to the statements made therein. If any condition to Agent's obligations hereunder to be fulfilled prior to or upon the completion of the Offering is not so fulfilled, Agent, in its sole discretion, may terminate this Agreement or, if Agent, in its sole discretion so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment.

        8.    Indemnification.

          (a)   The Company agrees to indemnify and hold harmless Agent, its officers, directors and employees, and all persons who control Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Securities Exchange Act of 1934 (the "1934 Act"), against any and all loss, liability, claim, damage and expense whatsoever that such indemnified persons shall suffer (collectively, the "Losses"), and shall further reimburse promptly such persons for any legal or other expenses reasonably incurred by each or any of them investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) (collectively, the "Expenses"), but only to the extent such Losses and Expenses arise out of (1) any misrepresentation by the Company in this Agreement, or (2) any breach of warranty by the Company with respect to this Agreement or (3) any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact necessary to make it not misleading in light of the circumstances under which it was made, contained in the Registration Statement or the Prospectus (unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to Agent by or on behalf of Agent expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereof). This indemnity shall be in addition to any other liability the Company may have to Agent.

          (b)   Agent agrees to indemnify and hold harmless the Company and Cornerstone Capital Advisors Inc., and their respective officers, directors and employees, and all of their Affiliates (as that term is defined in the Prospectus) and all persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, to the same extent as the foregoing indemnity from the Company to Agent, but only with respect to any statements or omissions made in the Registration Statement or the Prospectus or any amendment or supplement thereof in reliance upon, and in conformity with, written information furnished to the Company with respect to Agent by or on behalf of Agent expressly for use in the Registration Statement or the Prospectus. This indemnity shall be in addition to any other liability that Agent may have to the Company.

          (c)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel reasonably acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against who indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent.

        9.    Survival of Agreements, Representations and Indemnities.    The respective indemnities of the Company and Agent, and the representations and warranties of the Company and Agent set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Agent or the Company or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement, and any legal representative of Agent, the Company and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

        10.    Termination.    The Company or Agent may terminate this Agreement by giving the notice indicated in Section 11 below at any time after this Agreement becomes effective as follows:

          (a)   If any domestic or international event or act or occurrence has materially disrupted the U.S. securities markets such as to make it, in Agent's reasonable opinion, impracticable to proceed with the offering of the Shares; or if the United States shall have become involved in a war or major hostilities; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company.

          (b)   If either party, for any reason, decides that it wishes to terminate this Agreement, it may do so by giving at least 30 days' prior written notice to the other party.

          (c)   If any party hereto elects to terminate this Agreement as provided in this Section, such party shall notify the other parties hereto promptly by telephone or telegram, confirmed by letter furnished the same day to a courier service for overnight delivery

        11.    Notices.    All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or faxed and confirmed to                        , if sent to the Agent; and to 2450 Atlanta Highway, Suite 904, Cumming, GA 30040 Attention: John T. Ottinger, President, (with a copy to Drew Field, Esq. 25263 Flanders Drive, Carmel, CA 93923), if sent to the Company.

        32.    Governing Law.    This Agreement shall be governed by the laws of the State of Georgia unless Federal law shall be deemed to apply.

        43.    Severability.    Any provision of this Agreement found to be invalid, unenforceable, or otherwise limited by law or regulation shall not affect the validity or enforceability of the remaining terms of this Agreement.

        54.    Miscellaneous.

          (a)   Time shall be of the essence of this Agreement.

          (b)   This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors, officers and others referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

          (c)   This Agreement sets forth the entire understanding and agreement among the parties hereto representing the subject matter hereof and supersedes and cancels all prior agreements and understandings regarding the subject matter, written or oral.

          (d)   This Agreement may be signed in various counterparts that together will constitute one agreement.

        If the foregoing correctly sets forth the arrangement between the Company and Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.

Yours very truly, WELLBROOK PROPERTIES, INC.
By:
John T. Ottinger, President
Agreed to and accepted this day of , 2004.
By: Name: Title:

EXHIBIT "A"

PROSPECTUS

A copy of the Prospectus follows this page.

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Wellbrook Properties, Inc.
EXHIBIT "A" PROSPECTUS